THE COEUR D'ALENES COMPANY
	PO Box 2610
	Spokane, Washington
	99220-2610

	Notice of Annual Meeting of Shareholders to be held February 12, 1999

TO THE SHAREHOLDERS OF THE COEUR D'ALENES COMPANY

The Annual Meeting of the Shareholders of The Coeur d'Alenes Company, an Idaho corporation ("Cd'A" or the "Company"), will be held on Friday, February 12, 1999, at 1:30 p.m. Pacific Standard Time at the offices of the Company, 3900 E. Broadway, Spokane WA, (the "Annual
Meeting"), for the following purposes:


1. To elect five directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected or appointed.

2. To consider and vote upon a proposal to approve the appointment of BDO Seidman as independent certified public accountants of the Company for fiscal 1999.

3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.


The close of business on December 28, 1998, has been designated as the record date for the determination of Shareholders entitled to notice and to vote at the Annual Meeting or any adjournments thereof.

By order of the Board of Directors
Spokane, Washington
January 15, 1999
Arlene Coulson
Secretary

	YOUR VOTE IS IMPORTANT

The Board of Directors has nominated five persons for election as directors, all of whom currently act as directors of the Company. If a quorum is present at the Annual Meeting, a plurality of the shares present is necessary for the election of directors and a majority of the shares present is necessary for the approval of the appointment of independent public accountants. We consider the vote of each Shareholder important, whatever the number of shares held. Please sign, date and return your proxy in the enclosed envelope at your earliest convenience. The prompt return of your proxy will save expense to your Company.
 The cost of solicitation will be borne by the Company.

The Board of Directors solicits the execution and prompt return of the accompanying proxy.


	THE COEUR D'ALENES COMPANY
	PO Box 2610
	Spokane, Washington
	99220-2610

	PROXY STATEMENT

Proxies, Solicitation and Voting

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form to be used at the Annual
Meeting of Shareholders on February 12, 1999. It was mailed to shareholders on or about January 15, 1999.
Properly executed and dated proxies received will be voted in accordance with instructions thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted for the election of the nominees for directors designated below, for the approval of the appointment of BDO Seidman as the independent certified public accountants of The Coeur d'Alenes Company ("Cd'A" or the "Company") and, as to any other business that comes before the meeting, in the manner deemed in the best interests of the Company by the persons named in the proxy.

Shareholders may vote in person or by proxy. A shareholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Annual Meeting of Shareholders and voting in person. Attendance at the Annual Meeting of Shareholders will not in and of itself constitute the revocation of a proxy.

As of the record date, December 28, 1998, the Company had outstanding and entitled to vote 5,348,735 shares of Common Stock, each of which is entitled to one vote on each matter to be voted on at the meeting. The
Articles of Incorporation of the Company state that shareholders are not entitled to exercise cumulative voting rights for the election of directors.

Proposal No. 1	ELECTION OF DIRECTORS

The Board of Directors of the Company will be comprised of five members. The names, ages, business experience during the past five years and positions of the nominees for directors are set forth below. All directors serve until the next annual meeting of the Company's shareholders and until their successors are elected and qualified or until their earlier resignation, removal or death. Officers are appointed annually by the Board of Directors at the organizational meeting of the directors following the annual meeting of shareholders. There are no arrangements or understandings between any nominee and any other nominee pursuant to which the nominee is listed below.




NOMINEES FOR DIRECTORS

NAME					AGE	POSITION   	TERM
								    SERVED

Jimmie T.G. Coulson	 	65	Director,	  Jan. 1976
6302 S. Corkery Rd.			President,  Jan. 1982
Spokane WA 99223			CEO	       Jan. 1982

Marilyn A. Schroeder 	47	Director,	  Dec. 1991
N. 15406 Lloyd Lane			Treasurer,  Jan. 1982
Mead WA 99021				CFO		  Jan. 1982
						Vice-Pres   May. 1998

Wendell J. Satre		80	Director	  Mar. 1989
39 West 33rd
Spokane WA 99203

Robert P. Shanewise M.D.	77	Director 	  Mar. 1989
921 West Comstock Ct.
Spokane WA 99203

Lawrence A. Stanley		70	Director	  Feb. 1997
311 West 32nd Avenue
Spokane WA  99203

Mr. Coulson has been a director of Cd'A since January
1976 and President and Chief Executive Officer of Cd'A since January 1982. Mr. Coulson also is a Director of Inland Northwest Bank, a Washington state-chartered commercial bank. He is a member of the Steel Service
Center Institute Planning and Policy committee and a past Director of Spokane Area Economic Development.

Mr. Satre has been a Director of Cd'A since March 1989.
 He is a retired Chairman and CEO of Washington Water
Power.  He also is a Director and Chairman of Output
Technology Corporation,  and a Director of Key Tronic
Corporation where he served as acting President from August 1991 to March 1992.

Ms. Schroeder has been Treasurer and Chief Financial
Officer of Cd'A since January 1982 and has been a Director of Cd'A since December 1991. She also is a member of the Board of Directors of Associated
Industries of the Inland Northwest and a member of the Steel Service Center Institute Management Information
Committee.

Dr. Shanewise has been a Director of Cd'A since March
1989. Dr. Shanewise has been an orthopedic surgeon for Orthopedic Associates, Inc., from 1955 to present. He also was a Director of Conjecture from 1979 to February
1993 and President of Conjecture from 1987 to the merger date of February 2, 1993. Dr. Shanewise is the owner of Moran Vista Assisted Living Facility.

Lawrence A. Stanley is currently CEO of Empire Bolt and
Screw, Inc.; a Director of Washington Water Power
Company; Output Technology Corporation, a manufacturer of high speed printers for industry; and CXT, Inc. a prestressed concrete manufacturer. He is past Chairman of the Association of Washington Businesses and the Spokane Area Chamber of Commerce.


The directors recommend a vote in favor of the nomination of these directors.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers of the Company

The following information is provided about the Company's present executive officers.

NAME	 AGE	POSITION & TERM
SERVED
	2/12/99
Jimmie T.G. Coulson	   65	Director since
		January 1976

	          President and CEO
                              since January 1982

Marilyn A. Schroeder	   47	Director since
		December 1991
		Treasurer and CFO
		since Jan. 1982.
		Vice-President since
		May 1998

Lawrence A. Coulson	   40	General Manager of
		Stock Steel since
		Oct. 1986
		Vice President of
		Stock Steel since
		January 1990

Joel E. Simpson	   41	Vice President since
		August 1995
		General Manager CdA
		Ind Fab  since
		Nov. 1993

COMPENSATION
Reference is made to the Form 10-KSB for the fiscal year ended September 1998, Item 10, which is incorporated by reference herein.

	OTHER TRANSACTIONS

Compensation of Directors

Directors who are not officers of the Company are paid
$400 for each regular meeting attended, $200 for each special meeting attended and $200 for all committee meetings not held in conjunction with a full Board
Meeting.

Committees of the Board of Directors

The following is a list of standing committees and members of each:


                                       NO. MEETINGS FYE
COMMITTEE		MEMBERS         SEPTEMBER 1997

EXECUTIVE	*	Jimmie Coulson
			0
		Wendell J. Satre
		Robert P. Shanewise
		Lawrence A. Stanley


AUDIT	*	Lawrence A. Stanley	1
		Robert P. Shanewise
		Wendell J. Satre

COMPENSATION	*	Robert P. Shanewise	1
		Lawrence A. Stanley
		Wendell J. Satre

NOMINATING	*	Wendell J. Satre	1
		Lawrence A. Stanley
		Jimmie T. G. Coulson
		Robert P. Shanewise

*  Committee Chairperson

The duties of the Committee are as follows:

Executive Committee. The Executive Committee shall have the full authority of the Board of Directors to take action upon such matters as may be referred to the Committee by the Board of Directors.

Audit Committee. The Audit Committee meets with the independent public accountants at least annually to review financial data and address issues relevant to the operation of the Company.

Compensation Committee. The Compensation Committee receives and considers recommendations from the chief executive officer for salaries and other forms of compensation for the executive officers and makes recommendations to the Board of Directors on these matters.

Nominating Committee. The responsibilities of the Nominating Committee include recommending persons to act as directors, preparing for and recommending replacements for any vacancies in director positions during the year, and initial review of policy issues regarding the size and composition of the Board of Directors.



There were four regularly scheduled Board meetings during the fiscal year ended September 26, 1998. Four directors were in attendance at all meetings, including
Committee meetings. One director attended three of the four regular meetings and all appropriate committee meetings.

Filing Requirements

With respect to the Company's most recent fiscal year, the records of the Company indicate that the directors and executive officers have filed all required Forms 3, 4 and 5 on a timely basis.



	SECURITY OWNERSHIP AND CERTAIN
	BENEFICIAL OWNERSHIP OF MANAGEMENT

Reference is made to the Form 10-KSB for the fiscal year ended September 26, 1998, Item 11, which is incorporated by reference herein.



	CERTAIN RELATIONSHIPS AND RELATED
	TRANSACTIONS

During October, 1993, the Company purchased the real estate occupied by the steel distribution business and sold convertible debentures in a private placement in order to raise the down payment. The offering was for $250,000 with $200,000 being used for the down payment and $50,000 being used to purchase computer hardware.
The debentures were due on October 31, 1998 but the initial term has been extended for one year through October 30, 1999. The interest rate during the initial term was 9-1/4% but has been reduced to 8-3/4% for the period of the extension. The debentures are secured by a second lien on the real estate. The debenture allows the holder to convert in whole or in part after October
31, 1994. The initial conversion price was $.125 per share of Cd'A Common Stock. On November 1 in each of
1995, 1996 and 1997, the conversion price was increased by an amount equal to 20% of the initial conversion price. The conversion price during the one year period of the extension is $.28 per share. As of December
1997 $122,000 of the debentures have converted into 976,000 shares of CdA common stock. The Company may, at its option, call any or all of the outstanding debentures for redemption. Reference is made to the form 10-KSB for the fiscal year ended September 26, 1998, Item 2, which is incorporated by reference herein.

The following is a list of debenture holders as of December 31, 1998


		                    AMOUNT OF
   NAME	RELATIONSHIP        DEBENTURE

Robert Shanewise, M.D.	Director            $50,000

CINV	Partnership of      $15,000
	Jimmie Coulson
	and sons,
	Lawrence Coulson
	And David Coulson

Harry and Ruth Yost	Parents of Arlene   $50,000
	Coulson, a
	Beneficial Owner
	of more than 5%
	of outstanding
	common stock

The Estate of 	                     $13,000
Dorothy A. Harney	Estate of deceased
	mother of
	Marilyn Schroeder,
	a Director and CFO


Proposal No. 2	SELECTION OF INDEPENDENT CERTIFIED
	PUBLIC ACCOUNTANTS

BDO Seidman has examined the financial statements of the Company starting with the fiscal year ended
September 27, 1997 through fiscal year ended September
26, 1998. The directors recommend that their appointment for fiscal 1998, (the period ending
September 25, 1999) be approved by the shareholders.
If a majority of the shares present at the meeting fails to approve the appointment of BDO Seidman as independent certified public accounts, the Board of Directors will consider the selection of another accounting firm. A representative of BDO Seidman is not expected to be present at the annual meeting of shareholders. Therefore BDO Seidman will not have the opportunity to make a statement or respond to questions.

	SHAREHOLDERS' PROPOSALS FOR
	2000 ANNUAL MEETING

Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders should be submitted by certified mail, return receipt requested and must be received by the Company at its headquarters in Spokane, Washington on or before September 1, 1999 to be eligible for inclusion in the Company's proxy statements and form of proxy card relating to that meeting.


	FORM 10-KSB FOR THE YEAR ENDED
	SEPTEMBER 26, 1998

A copy of the Annual Report on Form 10-KSB for the year ended September 26, 1998 which was filed with the Securities & Exchange Commission has been included with this proxy statement. Because of the expense associated with producing and mailing, the Exhibits have been omitted. Reference is made to the Form 10-
KSB, Part IV, Item 13 (List of Exhibits) which is incorporated herein by reference. A copy of the exhibits as filed with the Securities and Exchange
Commission, will be sent to shareholders upon request and upon payment of a reasonable charge. Requests should be made to:

	The Coeur d'Alenes Company
	Attn: Arlene Coulson
	PO Box 2610
	Spokane WA 99220-2610

Reference is made to the Form 10-KSB for the fiscal year ended September 1998, Item 2 (Description of
Property) Item 10 (Compensation of executive officers),
Item 11 (Security Ownership of Certain Beneficial
Ownership and Management) and Item 13 (List of
Exhibits) which is incorporated herein by reference.


	OTHER MATTERS TO COME BEFORE
	THE MEETING

No other matters are intended to be brought before the meeting by the Company nor does the Company know of any matters to be brought before the meeting by others.
If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with their judgment on any such matters.

By order of the Board of Directors

Arlene Coulson, Secretary









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